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                                  EXHIBIT 23(A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1996, appearing on page 14 of Vestro Natural Foods Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Costa Mesa, California
July 9, 1996